UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 22, 2019

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	001-35810 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

130 West Cochran Street, Unit C

Simi Valley, CA 93065

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QBAK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                          Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 15, 2019, Qualstar Corporation (the “Company”) entered into a Standard Industrial/Commercial Multi-Tenant Lease – Gross dated February 14, 2019 with Flynn-Adolfo Associates, LP, a California limited partnership, for approximately 9,910 square feet of office and warehouse space at 1267 Flynn Road in Camarillo, California. Beginning June 1, 2019, the location will serve as the Company’s new head office and will also be used for research and development, manufacturing, storage and other ancillary business purposes.

In connection with the relocation of the Company’s head office, on May 22, 2019, the Company entered into a Standard Sublease Multi-Tenant dated May 20, 2019 (the “Sublease”), with Stillwater Agency, Inc., a California corporation (“Stillwater”), for approximately 15,160 square feet of office space located at 130 W. Cochran Street, Unit C, Simi Valley, CA 93065 (the “Premises”), which currently serves as the Company’s head office location and principal executive office. The term of the Sublease commences on July 15, 2019 and ends on February 28, 2021 (the “Term”). The base rent under the Sublease is approximately $12,886.00 per month. Stillwater is also responsible for approximately nine percent (9%) of certain operating expenses and taxes associated with the office building in which the Premises are located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: May 29, 2019	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer